EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of PEDEVCO Corp. (the “Company”) of the following:

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Our report dated March 31, 2014, with respect to the consolidated financial statements of the Company (formerly Blast Energy Services, Inc.) and subsidiaries appearing in the Annual Report on Form 10-K of the Company for the years ended December 31, 2013 and 2012, filed with the Securities and Exchange Commission on March 31, 2014, as amended on July 1, 2014; and

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Our report dated May 21, 2014, with respect to the statements of revenues and direct operating expenses of the oil and gas properties acquired by the Company from Continental Resources, Inc. appearing in the Current Report on Form 8-K/A of the Company filed with the Securities and Exchange Commission on May 21, 2014.

We also consent to the reference of our firm under the heading "Experts" appearing herein.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas

December 19, 2014